UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Chelsea Therapeutics International, Ltd. has received a written waiver from Dainippon Sumitomo Pharma Co., Ltd., or DSP, wherein DSP has released Chelsea Therapeutics, Inc. from its requirement to purchase a portion of the active pharmaceutical ingredient of droxidopa previously produced for the planned commercial launch of droxidopa, as required in the Supply Agreement executed on May 26, 2006 between Chelsea and DSP.  Chelsea most recently disclosed this purchase commitment in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 with a corresponding purchase price of $5.7 million, using exchange rates as of June 30, 2012.

As a result of this waiver from DSP, as well as Chelsea’s ongoing review of its operations, Chelsea is changing guidance on its cash runway, estimating that existing resources are now extended further to cover operations into the second quarter of 2014.  While details and timing for a future clinical trial for Northera are yet to be determined, this guidance assumes a new Phase III trial would commence dosing in the third quarter of 2013 with significant spending expected to begin in the second quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: October 17, 2012	By:	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer